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                                                                    EXHIBIT 10-D




                                   AMENDMENT
                                     TO THE
                  1993 STOCK OPTION AND PERFORMANCE AWARD PLAN
                                       OF
                           NATIONAL INTERGROUP, INC.

                 Amendment, dated October 12, 1994, to the 1993 Stock Option and Performance Award Plan (the "Plan") of National Intergroup, Inc. (the "Company"). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Plan.

                 WHEREAS, the Board of Directors of the Company believes that the aggregate number of shares of the Company's common stock, par value $5 per share, available for the granting of options under the Plan should be increased in order to continue to give the Board of Directors flexibility in compensating directors, officers and key employees of the Company;

                 NOW, THEREFORE, subject to the approval of the stockholders of the Company as set forth in Section 2 hereof, the Plan is hereby amended as follows:

         1. The first sentence of Section 3 of the Plan is hereby amended to read in its entirety as follows:

                 "Subject to adjustments provided in Section 11, the maximum aggregate number of shares of common stock of the Company which may be granted for all purposes under the Plan shall be 4,000,000 shares."

         2. Section 4 of the Plan is hereby amended to read in its entirety as follows:

                 Grants under the Plan (i) may be made, pursuant to Sections 6, 8 and 9, to key employees, officers and directors (but not to any director who is not an employee) of the Company, or any subsidiary corporation thereof, who are regularly employed on a salaried basis and who are so employed on the date of such grant (the "Officer and Key Employee Participants"), (ii) shall be made, subject to and in accordance with Section 7, to individuals not regularly employed by the Company who serve as directors of the Company (the "Outside Director Participants"), and (iii) shall be made to individuals not regularly employed by NII who serve as directors of any subsidiary corporation of the Corporation, at the discretion of the Committee administering the Plan.


         3. This Amendment shall become effective on the date first approved by the affirmative vote of the holders of a majority of






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the shares of common stock of the Company voting at a meeting of the Company's stockholders.

                 IN WITNESS WHEREOF, the Company hereby executes this Amendment on the date first above written.

                                        NATIONAL INTERGROUP, INC.



                                        By:____________________________________
                                           Name:  Peter B. McKee
                                           Title: Vice President and
                                                  Chief Financial Officer





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